11-03
For further information:
John F. Walsh
Vice President - Investor Relations
Southern Union Company
212-659-3208

SOUTHERN UNION ANNOUNCES FOURTH QUARTER AND FISCAL 2010 RESULTS; ISSUES 2011 GUIDANCE

• 2010 EPS from continuing operations of $1.87 vs. $1.37 in prior year
• 2010 EPS of $1.73 vs. $1.37 in prior year
• 2010 Adjusted EPS of $1.79 vs. $1.82 in prior year
• 2011 Guidance: GAAP EPS of $1.87 to $2.07; Adjusted EPS of $1.75 to $1.95

HOUSTON, February 25, 2011 – Southern Union Company (NYSE: SUG) today reported net earnings available for common stockholders for the year ended December 31, 2010 of $216.2 million ($1.73 per share), compared with $170.9 million ($1.37 per share) in the prior year.  Net earnings from continuing operations were $234.3 million ($1.87 per share) compared with $170.9 million ($1.37 per share) in the prior year.  Adjusted net earnings available for common stockholders for the same period were $224.2 million ($1.79 per share), compared with $226.1 million ($1.82 per share) in the prior year.  The following table provides a reconciliation of net earnings available for common stockholders to adjusted net earnings available for common stockholders:

Select Non-GAAP Financial Information	Years ended December 31,
($000s, except per share amounts)	2010	2009
Net earnings available for common stockholders	$216,213	$170,897
Loss from discontinued operations	$18,100	$-
Net earnings from continuing operations available
for common stockholders	$234,313	$170,897
After-tax adjustments:
MTM loss on open economic hedges	$11,705	$28,175
MTM (loss) gain recorded in prior accounting period	$(21,641)	$37,410
Environmental insurance settlements	$-	$(12,771)
Provision for hurricane related repair and abandonment costs	$(7,650)	$6,401
Reversal of provision for take-or-pay obligations	$-	$(4,017)
Loss on extinguishment of preferred stock	$3,295	$-
Tax expense related to elimination of Medicare Part D subsidy	$4,216	$-
Adjusted net earnings available for common stockholders	$224,238	$226,095
Net earnings per share available to common stockholders from
continuing operations	$1.87	$1.37
Net earnings per share available for common stockholders	$1.73	$1.37
Adjusted net earnings per share available for common stockholders	$1.79	$1.82

For the three month period ended December 31, 2010, the company reported net earnings available for common stockholders of $55.9 million ($.45 per share), compared with $51.0 million ($.41 per share) in the prior year.  Net earnings from continuing operations were $74.0 million ($.59 per share) compared with $51.0 million ($.41 per share) in the prior year.  Adjusted net earnings available for common stockholders for the same period were $65.9 million ($.53 per share), compared with $70.1 million ($.56 per share) in the prior year.  The following table provides a reconciliation of net earnings available for common stockholders to adjusted net earnings available for common stockholders:

Select Non-GAAP Financial Information	Three months ended Dec. 31,
($000s, except per share amounts)	2010	2009
Net earnings available for common stockholders	$55,868	$50,953
Loss from discontinued operations	$18,100	$-
Net earnings from continuing operations available
for common stockholders	$73,968	$50,953
After-tax adjustments:
MTM loss on open economic hedges	$3,801	$24,414
MTM (loss) gain recorded in prior accounting period	$(4,224)	$9,325
Environmental insurance settlements	$-	$(9,278)
Provision for hurricane related repair and abandonment costs	$(7,650)	$(1,333)
Reversal of provision for take-or-pay obligations	$-	$(4,017)
Adjusted net earnings available for common stockholders	$65,895	$70,064
Net earnings per share from continuing operations available
for common stockholders	$0.59	$0.41
Net earnings per share available for common stockholders	$0.45	$0.41
Adjusted net earnings per share available for common stockholders	$0.53	$0.56

Commenting on the year, George L. Lindemann, chairman and CEO, said, “Our business units produced solid results in 2010 and I expect they will do so again in 2011.  I am happy to announce that within the next few days, we plan to restart our Halley processing facility in the Permian Basin, adding over 60 million cubic feet per day of much needed processing capacity.  We are also making excellent progress on the second phase of the Halley restart which will add another 50 million cubic feet per day of capacity during the third quarter of 2011.  Given the high level of producer activity in the Bone Spring and Avalon Shale plays adjacent to our system, we expect significant growth opportunities to arise over the next several years.”

Vice chairman, president and COO Eric D. Herschmann added, “The past several years have seen Southern Union executing on a major capital investment program, including the Florida Gas Transmission Phase VIII expansion.  The capital projects are expected to be completed and contributing to our cash flows and earnings in the next few months.  Additionally, once the Florida Gas Transmission Phase VIII expansion goes in-service, we will begin generating increased free cash flow.  We will look to redeploy that free cash flow in a manner that will create the greatest value for our shareholders.”

Fiscal 2010 Highlights:

•
Southern Union’s transportation and storage segment posted adjusted EBIT of $446.1 million, compared with adjusted EBIT of $414.4 million in the prior year.   The increase was primarily attributable to higher revenues at Trunkline LNG as a result of the LNG infrastructure enhancement construction project placed in service in March 2010, offset partially by lower revenues from interruptible parking and short-term firm transportation services.  Contributions from the company’s unconsolidated investment in Citrus Corp., parent of Florida Gas Transmission Company, LLC (“FGT”), were higher largely due to increased equity AFUDC resulting from the FGT Phase VIII expansion project.

•
The gathering and processing segment reported adjusted EBIT of $25.9 million, compared with adjusted EBIT of $64.1 million in the prior year.  The decrease is primarily due to lower realized natural gas and natural gas liquids prices compared to the prior period.   Total processed volumes were 430,683 MMBtu/d in the 2010 period compared with 401,715 MMBtu/d in 2009.  For the year, equity volumes, which the company primarily receives through its percentage of proceeds contracts with producers, averaged 35,000 MMBtu/d of natural gas liquids equivalents and 20,000 MMBtu/d of natural gas.

•
The company’s distribution segment posted EBIT and adjusted EBIT of $63.7 million compared to adjusted EBIT of $59.2 million in the prior year.  The increase was largely due to higher net operating revenue at Missouri Gas Energy, primarily a result of new rates that went into effect on February 28, 2010, partially offset by higher operating, maintenance and general expenses.

•
Interest expense was $216.7 million for the year compared with $196.8 million in the prior year.  The increase was primarily due to the lower level of interest costs capitalized in 2010 compared to 2009, largely a result of the Trunkline LNG infrastructure enhancement construction project being placed in service in March 2010.

•	Income taxes were $107.0 million in the current period compared with $71.9 million in the prior year. The increase was primarily due to higher reported pre-tax earnings.
•
The company recorded a loss on discontinued operations of $18.1 million as a result of an adverse ruling from the U.S. Court of Appeals for the First Circuit in Rhode Island related to its alleged violation of permitting requirements under the federal RCRA.  The Company now intends to petition for a writ of certiorari review by the United States Supreme Court.  The Government has agreed to stay enforcement of the sentence, including payment of the fine and community service, pending resolution of the Company's petition to the United States Supreme Court.

2011 Earnings Guidance

Southern Union expects 2011 net earnings available for common stockholders of $1.87 to $2.07 per share (GAAP basis) and adjusted net earnings available for common stockholders of $1.75 to $1.95 per share.  Adjusted net earnings exclude the mark-to-market impact of open economic hedges of processing spreads.  Additionally, the company has posted its 2011 Financial Outlook presentation, which includes certain financial and operating guidance, to the Investor’s page on its website at www.sug.com.

Annual Report on Form 10-K

Southern Union will provide additional information about its 2010 results in its annual report on Form 10-K expected to be filed today with the Securities and Exchange Commission.  Once made, this filing may be accessed through the Investors section of the company’s web site at www.sug.com.

Investor Call & Webcast

Southern Union will host a live investor call and webcast today at 9:00 a.m. Eastern time to discuss results, recent events and outlook.  To access the call, dial 800-798-2884 (international callers dial 617-614-6207) and enter passcode 96190805.  A replay of the call will be available for one week after the event by dialing 888-286-8010 (international callers dial 617-801-6888) and entering passcode 37861172.  The webcast may be accessed online through the Investor’s section of the company's web site at www.sug.com.

Non-GAAP Financial Measures

The company uses adjusted net earnings (per share) and earnings before interest and taxes (“EBIT”), or adjusted EBIT, as appropriate, as its primary measures of evaluating financial performance.  The company also believes these measures present its financial performance in a manner that is more consistent with the presentation used by the investment community in its evaluation of the company’s financial performance.  Adjusted net earnings (per share), EBIT and adjusted EBIT are non-GAAP measures and should be used in conjunction with net earnings and other financial measures such as operating income or net cash flows provided by operating activities.

About Southern Union Company

Southern Union Company, headquartered in Houston, is one of the nation’s leading diversified natural gas companies, engaged primarily in the transportation, storage, gathering, processing and distribution of natural gas. The company owns and operates one of the nation’s largest natural gas pipeline systems with more than 20,000 miles of gathering and transportation pipelines and one of North America’s largest liquefied natural gas import terminals, along with serving more than half a million natural gas end-user customers in Missouri and Massachusetts.  For further information, visit www.sug.com.

Cautionary Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are based on management’s beliefs and assumptions.  These forward-looking statements, which address the Company’s expected business and financial performance, among other matters, are identified by terms and phrases such as:  anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast and similar expressions.  Forward-looking statements involve risks and uncertainties that may or could cause actual results to be materially different from the results predicted.  Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: changes in demand for natural gas or NGL and related services by customers, in the composition of the Company’s customer base and in the sources of natural gas or NGL available to the Company; the effects of inflation and the timing and extent of changes in the prices and overall demand for and availability of natural gas or NGL as well as electricity, oil, coal and other commodities, bulk materials and chemicals; adverse weather conditions, such as warmer or colder than normal weather in the Company’s service territories, as applicable, and the operational impact of natural disasters; changes in laws or regulations, third-party relations and approvals, and decisions of courts, regulators and/or governmental bodies affecting or involving the Company, including deregulation initiatives and the impact of rate and tariff proceedings before FERC and various state regulatory commissions; the speed and degree to which additional competition, including competition from alternative forms of energy, is introduced to the Company’s business and the resulting effect on revenues; the impact and outcome of pending and future litigation and/or regulatory investigations, proceedings or inquiries; the ability to comply with or to successfully challenge existing and/or  new environmental, safety and other laws and regulations; unanticipated environmental liabilities; the uncertainty of estimates, including accruals and costs of environmental remediation; the impact of potential impairment charges; exposure to highly competitive commodity businesses and the effectiveness of the Company's hedging program; the ability to acquire new businesses and assets and integrate those operations into its existing operations, as well as its ability to expand its existing businesses and facilities; the timely receipt of required approvals by applicable governmental entities for the construction and operation of pipelines and other projects; the ability to complete expansion projects on time and on budget; the ability to control costs successfully and achieve operating efficiencies, including the purchase and implementation of new technologies for achieving such efficiencies; the impact of factors affecting operations such as maintenance or repairs, environmental incidents, natural gas pipeline system constraints and relations with labor unions representing bargaining-unit employees; the performance of contractual obligations by customers, service providers and contractors; exposure to customer concentrations with a significant portion of revenues realized from a relatively small number of customers and any credit risks associated with the financial position of those customers; changes in the ratings of the Company’s debt securities; the risk of a prolonged slow-down in growth or decline in the United States economy or the risk of delay in growth or decline in the United States economy, including liquidity risks in United States credit markets; the impact of unsold pipeline capacity being greater than expected; changes in interest rates and other general market and economic conditions, and in the Company’s ability to continue to access its revolving credit facility and to obtain additional financing on acceptable terms, whether in the capital markets or otherwise; declines in the market prices of equity and debt securities and resulting funding requirements for defined benefit pension plans and other postretirement benefit plans; acts of nature, sabotage, terrorism or other similar acts that cause damage to the Company’s facilities or  the Company’s  suppliers' or customers' facilities; market risks beyond the Company’s control affecting its risk management activities including market liquidity, commodity price volatility and counterparty creditworthiness; the availability/cost of insurance coverage and the ability to collect under existing insurance policies; the risk that material weaknesses or significant deficiencies in internal controls over financial reporting could emerge or that minor problems could become significant; changes in accounting rules, regulations and pronouncements that impact the measurement of  results of operations, the timing of when such measurements are to be made and recorded, and the disclosures surrounding these activities; the effects of changes in governmental policies and regulatory actions, including changes with respect to income and other taxes, environmental compliance, climate change initiatives and authorized rates of recovery of costs (including pipeline relocation costs); and other risks and unforeseen events, including other financial, operational and legal risks and uncertainties detailed from time to time in filings with the SEC.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of the Company’s forward-looking statements.  Other factors could also have material adverse effects on the Company’s future results.  These and other risks are described in greater detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and its other reports filed with the Securities and Exchange Commission.  In light of these risks, uncertainties and assumptions, the events described in forward-looking statements might not occur or might occur to a different extent or at a different time than the Company has described.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Select Financial Information

The following table sets forth financial information for the company for the three months and years ended December 31, 2010 and 2009.

	Three Months Ended		Years Ended
	December 31,		December 31,
	(Unaudited)		(Audited)
	2010	2009	2010	2009
	(In thousands of dollars, except per share amounts)

Operating revenues	$670,296	$603,679	$2,489,913	$2,179,018

Operating expenses:
Cost of gas and other energy	340,186	323,884	1,243,749	1,060,892
Operating, maintenance and general	112,884	110,235	463,517	468,721
Depreciation and amortization	58,579	54,511	228,637	213,827
Revenue-related taxes	11,449	10,793	37,619	36,375
Taxes, other than on income and revenues	14,012	12,703	55,776	53,114
Total operating expenses	537,110	512,126	2,029,298	1,832,929

Operating income	133,186	91,553	460,615	346,089

Other income (expenses):
Interest expense	(55,114)	(49,831)	(216,665)	(196,800)
Earnings from unconsolidated investments	26,959	17,102	105,415	80,790
Other, net	23	13,030	312	21,401
Total other income (expenses), net	(28,132)	(19,699)	(110,938)	(94,609)

Earnings before income taxes	105,054	71,854	349,677	251,480

Federal and state income tax expense	31,086	18,730	107,029	71,900

Earnings from continuing operations	73,968	53,124	242,648	179,580

Loss from discontinued operations	(18,100)	-	(18,100)	-

Net earnings	55,868	53,124	224,548	179,580

Preferred stock dividends	-	(2,171)	(5,040)	(8,683)

Loss on extinguishment of preferred stock	-	-	(3,295)	-

Net earnings available for common stockholders	$55,868	$50,953	$216,213	$170,897

Net earnings available for common stockholders
from continuing operations per share:
Basic	$0.59	$0.41	$1.88	$1.38
Diluted	$0.59	$0.41	$1.87	$1.37

Net earnings available for common stockholders per share:
Basic	$0.45	$0.41	$1.74	$1.38
Diluted	$0.45	$0.41	$1.73	$1.37

Dividends declared on common stock per share	$0.15	$0.15	$0.60	$0.60

Weighted average shares outstanding:
Basic	124,522	124,152	124,474	124,076
Diluted	125,311	124,771	125,191	124,409

Select Financial Information Continued

The following table sets forth certain selected financial information for the company for the periods presented.

	December 31,	December 31,
	2010	2009
	(In thousands of dollars)
Total assets	$8,238,543	$8,075,074

Long Term Debt	$3,520,906	$3,421,236
Short term debt and notes payable	298,134	220,500
Preferred stock	-	115,000
Common equity	2,526,982	2,354,946
Total capitalization	$6,346,022	$6,111,682

	Years ended December 31,
	2010	2009
Cash flow information:	(In thousands of dollars)
Cash flow provided by operating activities	$424,671	$579,213
Changes in working capital	(90,510)	78,934
Net cash flow provided by operating activities
before changes in working capital	515,181	500,279
Net cash flow used in investing activities	(392,491)	(419,424)
Net cash flow used in financing activities	(39,426)	(153,562)
Change in cash and cash equivalents	$(7,246)	$6,227

Select Segment and Non-GAAP Financial Information

The following table sets forth certain selected financial information for the company’s segments and a reconciliation of EBIT to net earnings for the periods presented.

	Three Months Ended Dec. 31,		Years Ended Dec. 31,
Segment Data	2010	2009	2010	2009
	(In thousands of dollars)
Revenues from external customers:
Transportation and Storage	$209,122	$208,158	$769,450	$749,161
Gathering and Processing	249,563	199,305	1,008,023	732,251
Distribution	208,400	194,955	698,513	692,904
Total segment operating revenues	667,085	602,418	2,475,986	2,174,316
Corporate and other	3,211	1,261	13,927	4,702
Total consolidated revenues from external customers	$670,296	$603,679	$2,489,913	$2,179,018

Depreciation and amortization:
Transportation and Storage	$31,745	$28,964	$123,009	$113,648
Gathering and Processing	17,614	17,001	70,056	66,690
Distribution	8,405	7,910	32,544	31,269
Total segment depreciation and amortization	57,764	53,875	225,609	211,607
Corporate and other	815	636	3,028	2,220
Total depreciation and amortization expense	$58,579	$54,511	$228,637	$213,827

EBIT:
Transportation and Storage segment	$132,503	$119,671	$458,273	$411,935
Gathering and Processing segment	6,041	(35,248)	41,756	(40,470)
Distribution segment	21,683	30,852	63,692	67,302
Corporate and other	(59)	6,410	2,621	9,513
Total EBIT	160,168	121,685	566,342	448,280
Interest expense	55,114	49,831	216,665	196,800
Earnings before income taxes	105,054	71,854	349,677	251,480
Federal and state income tax expense	31,086	18,730	107,029	71,900
Earnings from continuing operations	73,968	53,124	242,648	179,580
Loss from discontinued operations	(18,100)	-	(18,100)	-
Net earnings	55,868	53,124	224,548	179,580
Preferred stock dividends	-	2,171	5,040	8,683
Loss on extinguishment of preferred stock	-	-	3,295	-
Net earnings available for common stockholders	$55,868	$50,953	$216,213	$170,897

[
The Company evaluates segment performance based on several factors, of which the primary financial measure is earnings before interest and taxes (EBIT).  EBIT allows management and investors to more effectively evaluate the performance of all of the Company’s consolidated subsidiaries and unconsolidated investments.  The Company defines EBIT as net earnings available for common shareholders, adjusted for: (i) items that do not impact earnings, such as extraordinary items, discontinued operations and the impact of changes in accounting principles; (ii) income taxes; (iii) interest; (iv) dividends on preferred stock; and (v) loss on extinguishment of preferred stock.

Select Non-GAAP Financial Information

The following tables set forth a reconciliation of EBIT to adjusted EBIT for the company and select business segments for the three months and years ended December 31, 2010 and 2009.

	Three Months ended Dec. 31,		Years ended Dec. 31,
	2010	2009	2010	2009
	(In thousands of dollars)
Southern Union Company:
Reported EBIT	$160,168	$121,685	$566,342	$448,280
Adjustments:
Mark-to-market loss on open economic hedges	6,055	38,896	18,647	44,887
Mark-to-market (loss) gain recognized in prior periods	(6,729)	14,884	(34,477)	59,706
Environmental insurance settlements	-	(14,781)	-	(20,346)
Reversal of provision for take-or-pay obligations	-	(6,400)	-	(6,400)
Provision for hurricane repair and abandonment costs	(12,173)	(2,123)	(12,173)	10,198
Adjusted EBIT	$147,321	$152,161	$538,339	$536,325

Transportation & storage segment:
Reported EBIT	$132,503	$119,671	$458,273	$411,935
Adjustments:
Provision for hurricane repair and abandonment costs	(12,173)	(2,123)	(12,173)	10,198
Reversal of provision for take-or-pay obligations	-	(6,400)	-	(6,400)
Environmental insurance settlements	-	(1,258)	-	(1,327)
Adjusted EBIT	$120,330	$109,890	$446,100	$414,406

Gathering & processing segment:
Reported EBIT	$6,041	$(35,248)	$41,756	$(40,470)
Adjustments:
Mark-to-market loss on open economic hedges	6,055	38,896	18,647	44,887
Mark-to-market (loss) gain recognized in prior periods	(6,729)	14,884	(34,477)	59,706
Adjusted EBIT	$5,367	$18,532	$25,926	$64,123

Distribution segment:
Reported EBIT	$21,683	$30,852	$63,692	$67,302
Adjustments:
Environmental insurance settlements	-	(4,531)	-	(8,125)
Adjusted EBIT	$21,683	$26,321	$63,692	$59,177

Corporate & Other segment:
Reported EBIT	$(59)	$6,410	$2,621	$9,513
Adjustments:
Environmental insurance settlements	-	(8,992)	-	(10,894)
Adjusted EBIT	$(59)	$(2,582)	$2,621	$(1,381)

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